EXHIBIT 4.4











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         Exhibit 4.4 is not filed herewith since it is  substantially  identical in all material respects with the document filed as Exhibit 4.2. The following list sets forth the material details in which the document described as Exhibit
4.4 differs from the document filed as Exhibit 4.2:

1. The Fee Owner is Apple Suites REIT Limited Partnership and the Lessee is Apple Suites Services Limited Partnership.

2. Schedule A is as set forth on the following pages.


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                                   SCHEDULE A
                           (Dallas-Irving/Las Colinas)


BEING a 3.378 acre tract of land situated in the City of Irving, Dallas County, Texas, in the S.A. & M.C.R.R Survey, Abstract No. 1452, and the A. W. Carter Survey, Abstract No. 377, said 3.378 acre tract of land being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for the intersection of the southeasterly right-of-way line of Wingren Blvd. (a 100 foot right-of-way) as described by plat recorded in Volume 80018, Page 0019, of the Map Records of Dallas County, Texas, and the northeasterly line of John W. Carpenter Freeway, State Highway 114 (a variable width right-of-way);

THENCE along the southeasterly right-of-way line of said Wingren Boulevard, North 50(degree) 21' 52" East, a distance of 183.29 feet to a 1/2 inch iron rod found for the southwesterly corner of a 0.483 acre tract of land as described by deed recorded in Volume 85228, Page 3242 of the Deed Records of Dallas County, Texas;

THENCE along the southwesterly line of said 0.483 acre tract, the following:

         South 42(degree) 30' 00" East, a distance of 132.00 feet to a 1/2 inch iron rod found for corner;

         North 47(degree) 30' 00" East, a distance of 14.71 feet to a 1/2 inch iron rod set for corner;

         South 42(degree) 30' 00" East, a distance of 122.80 feet to a nail set for corner;

         North 47(degree) 30' 00" East, a distance of 10.25 feet to a 1/2 inch iron rod found for corner;

         South 42(degree) 30' 00" East, a distance of 8.26 feet to a 1/2 inch iron rod found for the point of tangent to spiral of a spiral curve to the right having a spiral angle of 03(degree) 17' 20".

         Southeasterly  with said  spiral  curve to the right for a distance  of
         118.98 feet to a 1/2 inch iron rod found for the point of spiral to curve of a circular curve to the right having a radius of 639.00 feet, a chord distance of 17.23 feet and a chord bearing of South 36(degree) 26' 18" East;

         Southeasterly with said curve to the right through a central angle of 01(degree) 32' 40" for an arc distance of 17.23 feet to a 1/2 inch iron rod found for the point of curve to spiral of a spiral curve to the right having a spiral angle of 03(degree) 17' 20";

         Southeasterly  with said  spiral  curve to the right for a distance  of
         118.98 feet to a 1/2 inch iron rod found for the point of spiral to tangent;

         South 30(degree) 22' 40" East, a distance of 29.36 feet to an "X" in concrete found for corner 10 feet from the back (dry) side of a canal wall, and on a northerly line of that certain tract of land described by deed recorded in Volume 82117, Page 1045 of the Deed Records of

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         Dallas  County,  Texas,  said 1/2 inch iron rod being on a  non-tangent curve to the right having a radius of 39.50 feet,  a chord  distance of
         11.87 feet and a chord of South 51(degree) 04' 23" West;

THENCE 10 feet from and parallel with the back (dry) side of a canal wall and along said northerly line, the following:

         Southwesterly with said curve to the right through a central angle of 17(degree) 16' 46" for an arc distance of 11.91 feet to a 1/2 inch iron rod set for the point of tangency;

         South 59(degree) 42' 46" West, a distance of 227.63 feet to a 1/2 inch iron rod found for corner, said 1/2 inch iron rod being on a non-tangent curve to the left having a radius of 31.00 feet, a chord distance of 19.92 feet and a chord bearing of South 77(degree) 55' 31" West;

THENCE continuing along said northerly line, the following:

         Southeasterly with said non-tangent curve to the left through a central angle of 37(degree) 28' 35" for an arc distance of 20.28 feet to a 1/2 inch iron rod found for corner

         North 89(degree) 23'14" West, a distance of 26.36 feet to an "X" in concrete found for corner

         South 32(degree) 5' 51" West, a distance of 30.77 feet to an "X" in concrete found for corner in the northeasterly right-of-way line of the aforementioned State Highway 114;

THENCE along the northeasterly right-of-way line of said Highway 114, the following:

         North 37(degree) 39' 27" West, a distance of 68.87 feet to a 1/2 inch iron rod found for corner

         North 32(degree) 05' 21" West, a distance of 101.61 feet to a 1/2 inch iron rod found on a non-tangent curve to the left having a radius of 1938.36 feet a chord distance of 264.04 feet and a chord bearing of North 34(degree) 05' 29" West;

         Northwesterly with said curve to the left through a central angle of 07(degree) 48' 39" for an arc distance of 264.24 feet to a 1/2 inch iron rod found for corner;

         North 06(degree) 16' 41" East, a distance of 83.41 feet to the POINT OF
BEGINNING:

CONTAINING a computed area of 147,140 square feet or 3.378 acres of land more or less.